Exhibit 10.11

EXHIBIT E

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (this “Agreement”), dated as of July 30, 2010 (the “Effective Date”) between INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“Pledgor”), whose principal place of business and mailing address is 7100 Grade Lane, Louisville, Kentucky 40232, and FIFTH THIRD BANK, an Ohio banking corporation, as Agent for the benefit of the Secured Creditors (as defined below) (“Agent”), is as follows:

          DEFINITIONS.

          1.1 Defined Terms. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement dated as of the date of this Agreement among Borrowers and the Secured Creditors (the “Credit Agreement”). In addition to the other terms defined in this Agreement, whenever the following capitalized terms are used, they shall be defined as follows:

                    “Borrowers” means each of Pledgor and ISA Indiana, Inc., an Indiana corporation (“ISA Indiana”).

                     “Issuers” means each of the Persons identified as an “Issuer” on Schedule I attached, and any other Person which becomes an Issuer after the date hereof pursuant to Section 2.3, and any successors to any of the foregoing, whether by merger or otherwise.

                     “Permitted Liens” means (i) any current taxes and assessments not yet due and payable owing by Pledgor; (ii) the Liens in favor of Agent; (iii) any Liens specified in subsections (a), (g) or (h) of Section 8.8 of the Credit Agreement so long as none of those Liens under Section 8.8 have priority over the Liens in favor of Agent; and (iv) restrictions (A) applicable to interests in corporations or limited liability companies, as applicable, generally under the laws of the States of Indiana and Kentucky, as applicable to an Issuer, and (B) under applicable securities laws.

                     “Pledged Interests” means all of the Equity Interests (whether now owned or existing or hereafter arising or acquired, whether the same constitutes “general intangibles”, “investment property”, or a “security” under the Uniform Commercial Code, and whether such interest is certificated or uncertificated) in each of the Issuers and all securities (as that term is defined in the Uniform Commercial Code), if any, issued by each of the Issuers.

                     “Secured Creditors” means, collectively, Agent, the LC Issuer and the Lenders.

          1.2 Other Definitional Provisions; Construction. Unless otherwise specified in this Agreement, as used in this Agreement:

                     (i) As used in this Agreement, accounting terms relating to Pledgor not defined in this Agreement or the Credit Agreement have the respective meanings given to them in accordance with GAAP.

                     (ii) The definition of any document or instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All Exhibits and Schedules attached to this Agreement are incorporated into, make and form an integral part of, this Agreement for all purposes.

                     (iii) “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Pledgor is to be taken promptly, unless the context clearly indicates the contrary.

                     (iv) All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the UCC will, unless the context indicates otherwise, have the meanings provided for in the UCC.

2. PLEDGE; DELIVERY.

          2.1 Security Interest. To secure the full, prompt and complete payment and performance of the Obligations, as that term is defined in the Credit Agreement, and all of the obligations and liabilities of Pledgor hereunder (collectively, the “Obligations”), Pledgor hereby pledges to, grants to, and creates in favor of Agent, for the benefit of the Secured Creditors, a first priority Lien on, and continuing security interest in, the following Property, whether now owned or existing or hereafter arising or acquired (the “Pledged Collateral”):

                    all of the Pledged Interests;

                    the certificates or instruments, if any, representing the Pledged Interests which may be delivered to Agent accompanied by indorsements executed in blank;

                    all dividends and distributions (cash, stock, limited liability company interests, other Capital Securities, or otherwise), cash, instruments, rights to subscribe, purchase or sell and other rights and Property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Interests;

                    all replacements, additions to and substitutions for any of the foregoing, including, without limitation, claims against third parties;

                    all cash and non-cash proceeds, interest, profits and other income of or on any of the foregoing described Property;

                    all supporting obligations; and

                    all books and records relating to any of the foregoing described Property.

          2.2 Delivery of Pledged Collateral. Contemporaneously herewith, Pledgor has delivered to Agent all of the certificates representing the Pledged Collateral, to the extent certificated, together with separate stock, limited liability company interests or other transfer forms duly indorsed, in blank, for the transfer of the Pledged Collateral. If at any time prior to the termination of this Agreement in accordance with Section 12, Pledgor obtains possession of any other certificate, document or other evidence representing any of the Pledged Collateral, Pledgor will immediately deliver such certificate, document or other evidence to Agent. During such time as any such certificate, document or other evidence representing any of the Pledged Collateral are in Pledgor’s possession or control, Pledgor shall hold or control such certificate, document or other evidence in trust for Secured Creditors’ benefit. All certificates, documents or other evidence delivered to Agent shall be accompanied by separate stock, limited liability company interests or other powers duly indorsed, in blank, for transfer to the extent requested by Agent.

          2.3 Additional Subsidiaries. If any Subsidiary which (i) is wholly-owned by Pledgor, or (ii) in which Pledgor does not own 100% of the Pledged Interests but with respect to which Pledgor is not precluded from pledging the Pledged Interests thereof, in addition to the Issuers described on Schedule I, is formed or acquired after the date of this Agreement, for purposes of this Agreement (subject to Section 2.4 with respect to Foreign Issuers): (a) such Subsidiary shall be deemed an Issuer; (b) Pledgor shall deliver to Agent all of the Section 2.2 documentation required for the Pledged Interests relating to such new Issuer as required by this Agreement; (c) Schedule I shall be deemed amended to reflect such Pledged Interests. Nothing in this Section 2.3 or anything else contained in this Agreement shall be construed to constitute any Secured Creditor’s consent to any Subsidiary that is not expressly permitted by the provisions of the Credit Agreement or the other Loan Documents.

          2.4 Limitation Regarding Foreign Issuers. Notwithstanding anything to the contrary in any Loan Document, as it respects the Equity Interests in any foreign Subsidiary of Pledgor formed or acquired after the date of this Agreement (each, a “Foreign Issuer”), such Lien shall be limited to 65% of the Equity Interests in such Foreign

Subsidiary; provided that if there occurs a change in the Internal Revenue Code or the regulations promulgated thereunder that would no longer require Pledgor to recognize income as a result of Pledgor’s pledge of 66 and 2/3 percent or more of the total combined voting power of all classes of Equity Interests in any Foreign Issuer entitled to vote (“Tax Law Change”), Pledgor will pledge hereunder, on Agent’s demand, the greatest number of shares of such Foreign Issuer not previously pledged hereunder to the extent that the Tax Law Change would not require Pledgor to recognize income as a result of that pledge; it being the intent of Pledgor and the Secured Creditors that Pledgor pledge the maximum percentage of Equity Interests in each Foreign Issuer which, when taking into account the Tax Law Change, would not require or be reasonably likely to require Pledgor to recognize any income as a result of that pledge. So long as no Event of Default has occurred and is continuing beyond any applicable grace period (and which has not been waived in writing by, or cured to the written satisfaction of, Agent in accordance with the Credit Agreement), Agent will not require the preparation or registration of Pledgor’s pledge in favor of Agent with respect to any Foreign Issuer in the jurisdiction of such Foreign Issuer’s organization.

3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants that:

                     (i) There is no stamp duty, tax, levy, impost, deduction, charge, withholding or similar duty, tax or fee imposed on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder or in connection herewith;

                     (ii) The Pledged Interests have been duly authorized and validly issued and are fully paid, and, in the case of capital stock, are non-assessable, and, in the case of limited liability company interests, all capital contributions have been made with respect to the membership interests pursuant to the applicable operating agreement that are required to have been made;

                     (iii) There are no restrictions upon the transfer of any of the Pledged Collateral except for a Permitted Lien, and Pledgor has the unqualified and unilateral right to transfer the Pledged Collateral without obtaining the consent of any Person. The Pledged Interests are issued and registered in the name of Pledgor;

                     (iv) Pledgor is the sole, legal and beneficial owner of the entire right, title and interest in and to the Pledged Collateral free and clear of any Lien, and there are no adverse claims with respect to any of the Pledged Collateral, in each case other than Permitted Liens. Pledgor will defend Agent’s title to the Pledged Collateral against the claims of all Persons except any Permitted Liens;

                     (v) The pledge and delivery of the Pledged Collateral pursuant to this Agreement create a valid and continuing Lien on, and subject to Permitted Liens, first priority security interest in the Pledged Collateral, securing the payment of the Obligations;

                     (vi) Except as provided in Section 5.2(c) of the Credit Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (a) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor; or (b) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required by laws affecting the offering and sale of securities generally);

                     (vii) The Pledged Interests constitute 100% of the issued and outstanding capital stock or other Capital Securities of Issuers;

                     (viii) There are no certificates evidencing the Pledged Interests (other than as set forth on Schedule I) and no agreements in place to opt in to Article 8 of the UCC to treat any of the Pledged Interests (with respect to any Issuer that is a limited liability company) as securities under Article 8 of the UCC; and

                     (ix) Pledgor is a Florida corporation with its chief executive office and mailing address located at the address set forth in the opening paragraph of this Agreement. Pledgor’s mailing address, as set forth in the opening paragraph of this Agreement, lists the location of any and all of the Pledged Collateral which is tangible except to the extent certificates or instruments, if any, representing Pledged Interests are physically delivered to Agent.

4. PLEDGOR’S RESPONSIBILITIES.

                    Until the Obligations (other than contingent obligations for indemnification or reimbursement for which Agent has not then given notice of a claim thereof against Pledgor or Issuers) are fully paid, performed and satisfied and this Agreement is terminated, Pledgor will:

          during normal business hours, upon at least two Business Days advance notice (unless an Event of Default then exists) and at the expense of Borrowers, make available to Agent any and all of Pledgor’s books, records, written memoranda, correspondence, and other instruments or writings that evidence or relate to the Pledged Collateral;

          notify Agent promptly in writing of any information which Pledgor has received which could be expected, in Agent’s discretion exercised in good faith, to materially and adversely affect the value of the Pledged Collateral or the rights of Agent with respect thereto;

not change its state of incorporation or form of organization without the prior consent of Agent other than as expressly permitted by Section 8.3 of the Credit Agreement; and

pay all costs of filing any financing, continuation or termination statements with respect to the Lien created hereby.

                    To protect, perfect, or enforce, from time to time, the Secured Creditor’s rights or interests in the Pledged Collateral, Agent may, in its discretion (but without any obligation to do so): (a) discharge any Liens at any time levied or placed on the Pledged Collateral other than Permitted Liens and (b) obtain in good faith any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by Agent in exercising its discretion under this subparagraph (ii) will be part of the Obligations secured by the Pledged Collateral.

                    Pledgor will cause each Issuer to register the pledge of the Pledged Interests in favor of Agent, as registered pledgee, on the books and records of such Issuer.

                    Pledgor will cause each Issuer not to issue any shares, certificates or other Pledged Interests in addition to, or in exchange or substitution for, the Pledged Interests to the extent such additional issuance, exchange or substitution would result in an Event of Default, unless such issuance, exchange or substitution is with the prior consent of Agent. Pledgor will not opt in to Article 8 of the UCC to treat any of the Pledged Interests (with respect to any Issuer that is a limited liability company) as securities under Article 8 of the UCC.

                    Pledgor will, at its expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action that may be necessary or desirable, or that Agent may request, in its discretion exercised in good faith, in order to (a) continue, perfect and protect the Lien granted or purported to be granted hereby or (b) enable the Secured Creditors to exercise and enforce their rights and remedies hereunder with respect to any of the Pledged Collateral, or both. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as Agent shall request, in its discretion exercised in good faith, and may contain provisions such as are herein contained or provisions to the like effect or such other provisions of whatsoever kind as Agent, in its discretion exercised in good faith, shall consider requisite for the improvement (on and subject to the terms hereof), perfection or enforcement of the security constituted by, or pursuant to, this Agreement. If Agent has the right to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 9, Pledgor will, upon the request of Agent, at Pledgor’s expense, do or cause to be done all such acts and things as may be reasonably necessary or desirable, or that Agent, in its discretion exercised in good faith, may request, to make any sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

5. VOTING RIGHTS; DIVIDENDS.

          5.1 No Event of Default. So long as no Event of Default shall have occurred and be continuing:

                     (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; provided, however, that Pledgor shall not exercise (or refrain from exercising) any such right if such action would result in an Event of Default.

                     (ii) Pledgor shall be entitled, subject to the terms of the Credit Agreement, to receive and retain any and all dividends, distributions and interest paid in respect of the Pledged Collateral; provided, however, that (a) Pledgor acknowledges that there are no permitted distributions from any Issuer under the Credit Agreement other than as expressly provided in Section 8.4 of the Credit Agreement and (b) other than as expressly permitted to be made under Section 8.4 of the Credit Agreement, any and all:

          (1) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments, rights and other Property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and

(2) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral shall be delivered to Agent, or such nominee(s) of Agent as Agent shall direct, to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other Property or funds of Pledgor, and be forthwith delivered to Agent, or such nominee(s) of Agent as Agent shall direct, as Pledged Collateral in the same form as so received (with any necessary indorsement(s)). Pledgor shall, upon request by Agent, in its discretion exercised in good faith, promptly execute such instruments, documents and agreements and do such acts as may be necessary or advisable to give effect to the provisions of this Section 5.1(ii).

          5.2 Event of Default. Upon the occurrence and during the continuance of an Event of Default beyond any applicable grace period (and which has not been waived in writing by, or cured to the written satisfaction of, Agent in accordance with the Credit Agreement):

                     (i) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.1(i) and to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.1(ii) shall cease, at Agent’s election, and all such rights shall thereupon become vested in Agent, or such nominee(s) of Agent as Agent shall direct during such time, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

                     (ii) All dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of Section 5.2(i) shall be received in trust for the benefit of Agent, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Agent, or such nominee(s) of Agent as Agent shall direct as Pledged Collateral in the same form as so received (with any necessary indorsement(s)).

6. TRANSFERS AND OTHER LIENS. Until the termination of this Agreement in accordance with Section 12, Pledgor will not, unless otherwise expressly permitted by the Credit Agreement: (i) sell, transfer, or otherwise dispose of, or grant any option or warrants, or rights to purchase with respect to, or permit any Person to be registered as holder of, any of the Pledged Collateral; (ii) create or permit to exist any Lien, charge or other encumbrance upon or with respect to any of the Pledged Collateral, except for any Permitted Liens; or (iii) do or cause to permit to be done anything which may in any way depreciate, jeopardize or otherwise prejudice the value to Agent of the Pledged Collateral.

7. POWER OF ATTORNEY. Until the termination of this Agreement in accordance with Section 12, Pledgor irrevocably appoints the following, namely:

                     (i) Agent; and

                     (ii) each and every Person to whom Agent shall from time to time have delegated the exercise of the power of attorney conferred by this Section 7;

jointly and severally to be its attorney or attorneys and in its name and otherwise on its behalf, at all times upon the occurrence and during the continuance of an Event of Default beyond any applicable grace period (and which has not been waived in writing by, or cured to the written satisfaction of, Agent in accordance with the Credit Agreement), to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required (or which Agent shall consider requisite) for carrying out any obligation imposed on Pledgor by or pursuant to this Agreement (including the obligations of Pledgor under Section 4), for carrying any sale or other dealing by Agent into effect and generally for enabling Agent to exercise the powers conferred on it by or pursuant to this Agreement or by law. Agent shall have full power to delegate the power conferred on it by this Section 7, but no such delegation shall preclude the subsequent exercise of such power by Agent itself or preclude Agent from making a subsequent delegation thereof to some other Person; any such delegation may be revoked by Agent at any time.

8. AGENT’S DUTIES. The powers conferred on Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Agent accords its own Property, it being understood that Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

9. REMEDIES UPON AN EVENT OF DEFAULT.

          9.1 Transfers by Agent. Upon the occurrence and during the continuance of an Event of Default beyond any applicable grace period (and which has not been waived in writing by, or cured to the written satisfaction of, Agent in accordance with the Credit Agreement):

                     (i) At any time, Agent, at its option and without any obligation to do so, may transfer to or register in its name, or the name of any nominee(s) all or any part of the Pledged Collateral, and Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies under applicable law and of a secured party on default under the UCC; and Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Interests for their own account in compliance with Regulation D of the Securities Act of 1933 or under applicable law or under any other applicable exemption available under applicable law. Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned; and

                     (ii) Any cash held by Agent as Pledged Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as received by Agent in the manner provided in the Credit Agreement. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all of the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          9.2 Commercially Reasonable Disposition. Without precluding any other methods of sale, the sale of the Pledged Collateral, or any part thereof, shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of Agent or finance companies disposing of similar Property.

          9.3 Securities Laws. Pledgor recognizes that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of the Pledged Collateral, and in the event of potential conflict between such laws or regulations and what in other circumstances might constitute commercial reasonableness, it is intended that consideration for such laws and regulations will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of the Pledged Collateral, compliance by Agent with the written advice of its counsel concerning the potential effect of any such law or regulation shall not be cause for Pledgor, or any other Person, to claim that such sale or other disposition was not commercially reasonable, it being the intent of Pledgor that Agent not be obligated to risk contravening any such law or regulation in order to effect what, but for such law or regulation, would be a commercially reasonable disposition.

          9.4 Examples of Commercially Reasonable Disposition. By way of example and not by way of limitation, with respect to any sale or other disposition of the Pledged Collateral or any portion thereof: (i) such sale or disposition shall be deemed to have been at a public sale if, in connection with such sale or disposition, Agent obtains bids from at least two qualified purchasers; and (ii) the net book value reflected on Pledgor’s most recent financial statements, adjusted to the date of any such sale or other disposition, is deemed to be a commercially reasonable price (but a price less than such net book value is not, of itself, deemed to be commercially unreasonable).

          9.5 Pledgor Waivers. To the extent permitted by applicable law, and except as otherwise expressly provided under this Agreement or otherwise, Pledgor hereby waives all rights now or hereafter conferred by statute or otherwise which may require Agent to give any notice, make any demand, or invoke any legal process with respect to the sale or other disposition of the Pledged Collateral or which may require Agent to sell or otherwise dispose of the Pledged Collateral in mitigation of the Secured Creditors’ damages or which may otherwise limit or modify any of the Secured Creditors’ remedies or rights under this Agreement.

          9.6 No Duty Upon Agent. Agent shall be under no duty to sell or otherwise realize upon the Pledged Collateral. At any time, Agent may release or surrender all or any part of the Pledged Collateral to Pledgor.

10. INDEMNIFICATION; EXPENSES.

          10.1 Indemnification. Without limiting the provisions of Section 12.5 of the Credit Agreement or any other provision for indemnification in any other Loan Document, Pledgor absolutely, irrevocably and unconditionally hereby agrees to indemnify and hold harmless each Secured Creditor against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY SECURED CREDITOR’S OWN NEGLIGENCE (collectively, “Indemnified Liabilities”) which shall at any time or times be incurred or sustained by any Secured Creditor or by any of their respective shareholders, directors, officers, employees, Subsidiaries, Affiliates or agents on account or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with, arising out of, or ancillary to this Agreement or any of the other Loan Documents to which Pledgor is a party or the Pledged Collateral, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any of such Loan Documents are ultimately consummated, provided that Pledgor will not be obligated to indemnify an indemnified party in accordance with this Section 10.1 to the extent such Indemnified Liabilities resulted from a breach by such indemnified party of its express obligations under this Agreement or the gross negligence or willful misconduct of such indemnified party. NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN THIS SECTION 10.1 THAT APPLY TO, AND PLEDGOR HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO, ANY INDEMNIFIED LIABILITIES (AS DEFINED IN THIS SECTION 10.1) THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF ANY SECURED CREDITOR OR ANY OTHER INDEMNIFIED PARTY UNDER THIS SECTION 10.1. The indemnification provided for in this Section 10.1 is in addition to, and not in limitation of, any other indemnification or insurance provided by Pledgor to any Secured Creditor.

          10.2 Expenses. Without limiting the provisions of Section 12.5 of the Credit Agreement or any other provision for the payment of expenses in any other Loan Document, Pledgor will upon demand pay to Agent the amount of any and all out-of-pocket expenses, including reasonable Attorneys’ Fees, which the Secured Creditors may incur in connection with any and all of the following (i) the administration of this Agreement; (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Creditors; or (iv) the failure by Pledgor to perform or observe any of the provisions of this Agreement, all of which constitute part of the Obligations and are secured by the Pledged Collateral.

11. NOTICE. Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Credit Agreement.

12. TERM. Subject to Section 13.6, this Agreement will terminate on the later to occur of: (i) the full performance, payment and satisfaction of the Obligations (and all Letter of Credit Obligations are expired or terminated, but exclusive of any contingent obligations for indemnification for which Agent has not then given notice of a claim thereof against Pledgor or any Borrower) and (ii) the termination of all Commitments of each Lender under the Credit Agreement. Upon such termination, Agent shall, at Pledgor and Issuers’ expense, promptly execute and deliver to Pledgor and Issuers proper documentation to release the Liens on the Pledged Collateral or similar instrument of re-conveyance prepared by Agent, and Agent shall duly deliver to Pledgor and Issuers such Pledged Collateral as has been released and is in the possession of Agent.

13. GENERAL.

          13.1 Severability. If any term of this Agreement is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

          13.2 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REGARD TO OHIO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT OF THE APPLICATION OF OTHER LAWS OF MANDATORY APPLICATION.

          13.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO EXTEND CREDIT TO BORROWERS, PLEDGOR AND THE SECURED CREDITORS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF THE SECURED CREDITORS AND THEIR SUCCESSORS AND ASSIGNS TO EXERCISE ALL RIGHTS AS TO THE PLEDGED COLLATERAL AND INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. EACH SECURED CREDITOR AND PLEDGOR CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO PLEDGOR AND THE SECURED CREDITORS AT THEIR RESPECTIVE ADDRESSES AS SET FORTH IN THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. PLEDGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          13.4 Survival and Continuation of Representations and Warranties. All of Pledgor’s representations and warranties contained in, or incorporated by reference in, this Agreement shall be true and correct in all material respects when made (or such other date as may be specifically stated in such representation and warranty) and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date that each representation and warranty set forth in the Credit Agreement is required to be, or is deemed to be, remade pursuant thereto, subject to any changes to such representations and warranties that (a) are not prohibited hereby or by the Credit Agreement, (b) do not constitute an Event of Default or a default under this Agreement, or (c) have been consented to by Agent in writing.

          13.5 Agent’s Additional Rights Regarding Collateral. All of the Obligations shall constitute one obligation secured by all of the Pledged Collateral. In addition to the Secured Creditors’ other rights and remedies under the Loan Documents, Agent may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default (which has not been waived): (i) exchange, enforce, waive or release any of the Pledged Collateral or portion thereof, (ii) apply the proceeds of the Pledged Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition) in accordance with the Credit Agreement and the other Loan Documents, and (iii) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its rights to take any other further action with respect to any security or any part thereof.

          13.6 Application of Payments; Revival of Obligations. Agent shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations. To the extent Pledgor makes a payment or payments to any Secured Creditor or any Secured Creditor receives any payment or proceeds of the Pledged Collateral or any other security for Pledgor’s benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by the affected Secured Creditor.

          13.7 Additional Waivers by Pledgor. Pledgor waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Loan Documents, demand, notice of default and all other notices to which Pledgor might otherwise be entitled. Pledgor shall also assert no claim against any Secured Creditor under any theory of liability for consequential, special, indirect or punitive damages.

          13.8 Equitable Relief. Pledgor recognizes that, in the event Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Secured Creditors; therefore, Pledgor agrees that the Secured Creditors, if the Secured Creditors so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          13.9 Cumulative Remedies. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Agent does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

          13.10 No Deemed Waiver. Failure by Agent to exercise any right, remedy or option under this Agreement or in any Loan Documents or delay by Agent in exercising the same shall not operate as a waiver by Agent of its right to exercise any such right, remedy or option.

          13.11 Entire Agreement; Amendments; Counterparts; Fax Signatures. This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersedes all previous understandings, written or oral, in respect thereof. Any request from time to time by Pledgor for the Secured Creditors’ amendment, modification or waiver of any provision in this Agreement must be in writing. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by Pledgor and Agent (with the consent of the Lenders as specified in Section 12.4 of the Credit Agreement). The Secured Creditors will have no obligation to provide any amendment, modification or waiver of or under this Agreement requested by Pledgor, and the Secured Creditors may, for any reason in their discretion exercised in good faith, elect to withhold consent to the requested amendment, modification or waiver. Any such amendment, waiver or modification shall be binding upon the Secured Creditors, each holder of Obligations, and Pledgor. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, the parties by fax transmission or electronic delivery of an image file reflecting the execution hereof, and, if so signed, (i) may be relied on by the parties as if the document were a manually signed original and (ii) will be binding on the parties for all purposes of this Agreement and any other Loan Documents.

          13.12 Recourse to Directors or Officers. The obligations of the Secured Creditors under this Agreement are solely the corporate obligations of the Secured Creditors. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of any of the Secured Creditors.

          13.13 Assignment. Agent shall have the right to assign this Agreement and the other Loan Documents. Pledgor may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Agent’s written consent (with the consent of the Lenders as specified in Section 12.4 of the Credit Agreement) shall be void. All of the rights, privileges, remedies and options given to any Secured Creditor under this Agreement shall inure to the benefit of the successors and assigns of the applicable Secured Creditor, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Pledgor and each Secured Creditor, respectively.

          13.14 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

          13.15 Conflict. If there is any conflict, ambiguity, or inconsistency, in Agent’s judgment, between the terms of this Agreement and any of the other Loan Documents, then the applicable terms and provisions, in Agent’s judgment, providing the Secured Creditors with greater rights, remedies, powers, privileges, or benefits will control. Without limiting the generality of the foregoing, the description of the Pledged Collateral in this Agreement does not in any way limit the description of, or Agent’s Lien on, the “Collateral” as defined in the Borrower Security Agreement, or Agent’s remedies respecting such “Collateral.”

          13.16 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE SECURED CREDITORS TO EXTEND CREDIT TO BORROWERS, EACH SECURED CREDITOR AND PLEDGOR WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE SECURED CREDITORS AND PLEDGOR.

          13.17 Agent. (i) As between the Lenders, the LC Issuer and Agent, (a) Agent will hold all items of the Pledged Collateral at any time received under this Agreement in accordance with the terms of this Agreement and the Credit Agreement and (b) by accepting the benefits of this Agreement, each Lender and the LC Issuer acknowledges and agrees that (1) the obligations of Agent as holder of the Pledged Collateral and any interests therein and with respect to any disposition of any of the Pledged Collateral or any interests therein are only those obligations expressly set forth in this Agreement and the Credit Agreement and (2) this Agreement may be enforced only by the action of Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement and the Credit Agreement. (ii) As between Pledgor and Agent, Agent shall be conclusively presumed to be acting as agent for the Lenders and the LC Issuer with full and valid authority to so act or refrain from acting.

          13.18 Continuing Rights. Until the termination of this Agreement in accordance with Section 12, this Agreement creates a continuing Lien on the Pledged Collateral and will (i) be binding on Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Agent under this Agreement, to the benefit of each Secured Creditor and each Secured Creditor’s successors, transferees and assigns.

[Signature Page Follows]

          IN WITNESS WHEREOF, Pledgor, intending to be legally bound, has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:

Harry Kletter, Chief Executive Officer

Accepted at Cincinnati, Ohio,
as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:

Anne B. Kelly, Vice President

Schedule I

ISSUER NAME:	CLASS/NUMBER	CERT. NO.

ISA Indiana, Inc.	1,000	1

ISA Indiana Real Estate, LLC	None	None

ISA Logistics LLC	None	None

ISA Real Estate, LLC	None	None

7021 Grade Lane LLC	None	None

7124 Grade Lane LLC	None	None

7200 Grade Lane LLC	None	None

Computerized Waste Systems, LLC	None	None

ISA Recycling LLC	None	None

Waste Equipment Sales & Service Co., LLC None	None	None

CONSENT AND AGREEMENT TO PLEDGE AGREEMENT

          The undersigned, intending to be legally bound, have executed and delivered this Consent and Agreement to Pledge Agreement (this “Consent”). Without limiting any provision of any Loan Document, the undersigned specifically: (i) consents to the execution, delivery, and performance of the foregoing Pledge Agreement and (ii) agrees that if Agent exercises its rights to cause a transfer of the Pledged Collateral to Agent or to cause a sale or other disposition of the Pledged Collateral following the occurrence and during the continuance of an Event of Default which has not been waived by the Secured Creditors, the undersigned, in each case following the occurrence and during the continuance of an Event of Default which has not been waived by the Secured Creditors, (a) consents, without any further act or instrument, to such exercise of such right or remedy by Agent and (b) will, as requested by Agent, take any other and further action necessary or desirable in Agent’s discretion exercised in good faith to effect any sale or other disposition of the Pledged Collateral effected by Agent.

          Capitalized terms used but not defined herein will have the meanings given to them in the Credit Agreement (as defined in the foregoing Pledge Agreement). This Consent may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by the parties as if the document were a manually signed original and (ii) will be binding on the parties for all purposes.

ISA INDIANA, INC.

By:

Harry Kletter, Chief Executive Officer

ISA Indiana Real Estate, LLC
ISA Logistics LLC
ISA Real Estate, LLC
7021 Grade Lane LLC
7124 Grade Lane LLC
7200 Grade Lane LLC
Computerized Waste Systems, LLC
ISA Recycling LLC
Waste Equipment Sales & Service Co., LLC

	By:	Industrial Services of America, Inc., sole member

By:

Harry Kletter, Chief Executive Officer

Accepted at Cincinnati, Ohio
as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:

Anne B. Kelly, Vice President